FORM 8A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                     Federated Premier Municipal Income Fund
            (Exact name of registrant as specified in its charter)


                                    Delaware
                (Jurisdiction of incorporation or organization)


                                   47-0896539
                      (I.R.S. Employer Identification No.)


       Federated Investors Funds
         5800 Corporate Drive
       Pittsburgh, Pennsylvania                        15237-7000
(Address of principal executive offices)               (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]


     Securities Act registration statement file number to which this form relates: 333-100605

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                   Name of each exchange on which
        to be so registered                   each class is to be registered

      Common shares of beneficial                 New York Stock Exchange
       interest, par value $.01


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.

                       INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     The description of the registrant's securities to be registered is incorporated by reference to the description contained under the captions "Description of Shares" and "Certain Provisions in the Agreement and Declaration of Trust" in the Prospectus contained in the registrant's Registration Statement on Form N-2 filed under the Securities Act of 1933 (No. 333-100605) and the Investment Company Act of 1940 (No. 811-21235).


Item 2.  Exhibits.

     Pursuant to the Instructions as to Exhibits, no exhibits are required to be filed herewith.


                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FEDERATED PREMIER MUNICIPAL INCOME FUND
             (Registrant)


By  /s/  John W. McGonigle
         John W. McGonigle
         Executive Vice President and Secretary

December 9, 2002